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                                                                    EXHIBIT 24.1


                              ROBBINS & MYERS, INC.

                            LIMITED POWER OF ATTORNEY

          WHEREAS, Robbins & Myers, Inc., an Ohio corporation (the "Company"), intends to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"): (i) a Registration Statement on Form S-3 covering the resale of up to 600,000 of the Company's common shares that were issued pursuant to the Stock Purchase Agreement dated August 10, 2001 among the Company, Robbins & Myers Holdings, Inc., and Brian Fenwick-Smith, and (ii) a Registration Statement on Form S-8 covering 550,000 additional shares that may be issued under the Company's 1999 Long-Term Incentive Stock Plan (together, the "Registration Statements").

          NOW THEREFORE, the undersigned, in his capacity as a director of the Company, hereby appoints Gerald L. Connelly, Joseph M. Rigot, and Kevin L. Brown and each of them, to be his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in his name, place and stead, as aforesaid, the Registration Statements and any post-effective amendments thereto, and any and all other instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission. Said attorney shall have full power and authority to do and perform, in the name and on behalf of the undersigned, every act whatsoever necessary or desirable to be done, as fully to all intents and purposes as the undersigned might or could do in person. The undersigned hereby ratifies and approves the acts of said attorney.

          IN WITNESS WHEREOF, the undersigned has executed this instrument this 12th day of December, 2001.



/s/ Dr. Robert J. Kegerreis               /s/ Thomas P. Loftis
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DR. ROBERT J. KEGERREIS                   THOMAS P. LOFTIS



/s/ William D. Manning, Jr.               /s/ Maynard H. Murch Iv
---------------------------------         -----------------------------------
WILLIAM D. MANNING, JR.                   MAYNARD H. MURCH IV



/s/ John N. Taylor
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JOHN N. TAYLOR, JR.